UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 10, 2006

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

                                      Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 7.01 Regulation FD Disclosure

        On March 10, 2006, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) announced the commencement of an exchange offer, undertaken by Ethan Allen Global, Inc. (“Global”), its wholly-owned subsidiary, to exchange $200 million aggregate principal amount of senior notes which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding senior notes which were issued and sold on September 27, 2005 in a transaction exempt from registration under the Securities Act (the “Exchange Offer”). The Securities and Exchange Commission declared Global’s registration statement effective on March 9, 2006, and Global commenced the Exchange Offer on March 10, 2006. The Exchange Offer will be held open until April 7, 2006, at 11:59 p.m., unless extended by Global to a later date.

        The Company is furnishing, under Item 7.01 of this Current Report on Form 8-K, the information included as Exhibit 99.1, which information is incorporated by reference herein. This information, some of which has not been previously publicly reported, is contained within the prospectus being furnished to investors in connection with the offering described above.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.1	Description Press release dated March 10, 2006

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             ETHAN ALLEN INTERIORS INC.

Date: March 10, 2006	By:/s/ Jeffrey Hoyt Jeffrey Hoyt Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit 99.1	Description Press release dated March 10, 2006